EXHIBIT 10.6

                              AMENDMENT AND WAIVER

         This Amendment and Waiver (this "AMENDMENT"), dated as of October 25, 2004, is entered into by and between FRONT PORCH DIGITAL, INC., a Nevada corporation (the "COMPANY"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("LAURUS"), for the purpose of amending the terms of (i) the Securities Purchase Agreement, dated as of May 13, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "SECURITIES PURCHASE AGREEMENT"), (ii) the Secured Convertible Term Note, dated May 13, 2004 (as amended, modified or supplemented from time to time, the "TERM NOTE") issued by the Company pursuant to the Securities Purchase Agreement, (iii) the Common Stock Purchase Warrant, dated May 13, 2004 (as amended, modified or supplemented from time to time, the "WARRANT") issued by the Company pursuant to the Securities Purchase Agreement, and (iv) the Registration Rights Agreement by and between the Company and Laurus, dated as of May 13, 2004 (as amended, modified or supplemented from time to time, the "REGISTRATION RIGHTS AGREEMENT" and, together with the Securities Purchase Agreement, the Term Note and the Warrant, the "LOAN DOCUMENTS"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

         WHEREAS,  on August 12, 2004 the  Company  created  Front Porch  Merger
Corp., a Delaware corporation ("Merger Corp"), which was subsequently merged into ManagedStorage International, Inc., a Delaware Corporation ("MSI"), in a transaction in which MSI became a wholly owned subsidiary of the Company; and

         WHEREAS, Neither Merger Corp nor MSI was joined as a party to the Master Security Agreement within the thirty (30) day period required by Section 6.12(e)(ii) of the Securities Purchase Agreement (such failure, the "MSI Non Joinder"); and

         WHEREAS, the Company has failed to maintain the effectiveness of the registration statement required to be filed by it under the Registration Right Agreement as set forth in Section 2(b)(iii) thereof, and the Company pursuant to
Section 2(b) thereof, therefore owes Laurus a total of $89,000 in liquidated damages (the "Liquidated Damages") as of the date hereof; the Liquidated Damages have not been paid by the Company to Laurus when due; and

         WHEREAS, the Company and Laurus have agreed to make certain changes to the Loan Documents as set forth herein;

         NOW,  THEREFORE,  in consideration of the above, and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

         1. Section 2.1(a) of the Term Note is hereby amended by deleting the last sentence thereof and inserting the following in lieu thereof:

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           "For  purposes  hereof,  the "FIXED  CONVERSION  PRICE"  means  $0.30
           (subject to adjustments as provided herein)."

         2. Laurus hereby agrees that in consideration of the adjustment of the Fixed Conversion Price set forth in Section 1 hereof, on the date hereof, Laurus will (i) direct the North Fork Bank to release to the Company, by wire transfer of immediately available funds, all funds currently remaining in the restricted account at North Fork Bank (less outstanding interest and fees accruing on the Non-Amortizing Principal amount of the Term Note to the date of release), totaling $2,987,981.06 (the "Released Funds") and (ii) postpone the payment of Monthly Principal Amounts due and payable by the Company each of November 1, 2004, December 1, 2004, January 1, 2005 and February 1, 2005 (collectively, the "Postponed Monthly Principal Payments"), which such Postponed Monthly Principal Payments shall become due and payable on the Maturity Date. In connection therewith, Section 1.2 of the Term Note shall be amended by deleting the period at the end of the last sentence thereof, inserting a semicolon and adding the following immediately after the semicolon:

         "and provided further that, following a release of an amount of funds from the Restricted Account (as defined in the Master Security Agreement, dated as of May 13, 2004) (other than with respect to a release that occurs as a result of a conversion of any non-amortizing Principal Amount) (a "RELEASE AMOUNT") each Monthly Principal Amount due on any Repayment Date, commencing on March 1, 2005, following any such release shall be increased by an amount equal to (x) such Release Amount divided by (y) the sum of (I) the number of Repayment Dates remaining until the Maturity Date plus (II) one (1)."

         3. The Company and Laurus agree that on the date hereof certain Events of Default have occurred and are continuing (beyond any applicable cure or grace period) and Laurus hereby (i) waives the Events of Default under Section 4.1(b) of the Note and Section 4(a) of the Master Security Agreement triggered by the MSI Non Joinder and all fees and default interest rates otherwise applicable to such Events of Default, and (ii) extends the time the Company shall have to comply with Section 6.12(e)(ii) of the Securities Purchase Agreement (as such Section relates to MSI) by causing MSI to execute and deliver the Joinder Agreement attached hereto as Exhibit 2, on or before November 30, 2004;

         4. The Company and Laurus agree that on the date hereof an Event of Default has occurred and is continuing (beyond any applicable cure or grace period) under Section 4.1(b) of the Note relating to the failure by the Company to pay to Laurus the Liquidated Damages as set forth in the Registration Rights Agreement. Laurus hereby (i) waives such Event of Default and all fees and default interest rates otherwise applicable to such Event of Default; and (ii) hereby further waives any Liquidated Damages due and payable to Laurus by the Company up to and including the date hereof. In consideration of the waivers in this Section 4, the Company will, on the date hereof, issue a seven year warrant to Laurus to purchase 500,000 shares of the common stock of the Company with an exercise price of $0.50 per share (the "Additional Warrant"), such Additional Warrant to be in the form attached hereto as Exhibit 3. The Company further agrees to amend its Registration Statement, initially filed on the Filing Date (as defined in the Registration Rights Agreement), to include the Additional Warrant and additional

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shares of the Company's  common stock issuable to Laurus upon  conversion of the
Term  Note due to the  adjustment  of the  Fixed  Conversion  Price set forth in
Section 1 hereof, such amendment to be filed on or before November 30, 2004 and to be made effective by the Securities and Exchange commission no later than January 15, 2005. The provisions of Section 2 of the Registration Rights Agreement regarding liquidated damages will resume on December 1, 2004 with respect to the filing of the registration statement, and will resume on January 16, 2005 with respect to the effectiveness of the registration statement.

         5. Section 4(b) of the Master Security Agreement is hereby deleted in its entirety, and the following inserted in its stead: "the occurrence of an Event of Default as defined in the Note."

         6. Section 1 of the Master Security Agreement is hereby amended to add the words "and Lockbox Deposit Accounts" immediately following the words "referred to in the Restricted Account Agreement)" contained in such Section 1.

         7. Section 3 of the Master Security Agreement is hereby amended to delete the period after the last sentence of Section 3(j) and insert a semicolon after such sentence and to add the following immediately following Section 3(j) thereof:

         "(k) On or before November 30, 2004, the Assignor shall (x) irrevocably direct all of its present and future Account Debtors (as defined below) and other persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by such Assignor (the "Lockboxes") with Wells Fargo Bank, N.A. or such other financial institution accepted by Laurus in writing as may be selected by the Assignor (the "Lockbox Bank") (each such direction pursuant to this clause (x), a "Direction Notice") and (y) provide Laurus with copies of each Direction Notice, each of which shall be agreed to and acknowledged by the respective Account Debtor. Upon receipt of such payments, the Lockbox Bank has agreed to deposit the proceeds of such payments in that certain deposit account maintained at the Lockbox Bank and evidenced by the account name of ManagedStorage International, Inc. and the account number of 4121059398, or such other deposit accepted by Laurus in writing (the "Lockbox Deposit Account"). On or prior to November 30, 2004, the Assignor shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to, following notification by Laurus (which notification Laurus shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of Laurus concerning the Lockbox and the Lockbox Deposit Account. All of Assignor's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of any such Assignor or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, any Assignor receives any payments, such Assignor shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements. Until so remitted, the Assignor shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property. For the purposes hereof, (x)

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"Accounts"  shall mean all  "accounts",  as such term is defined in the  Uniform
Commercial Code as in effect in the State of New York on the date hereof, now owned or hereafter acquired by any Assignor and (y) "Account Debtor" shall mean any person or entity who is or may be obligated with respect to, or on account of, an Account."

         8. Each amendment set forth herein shall be effective as of the date hereof following (i) the execution and delivery of same by each of the Company and Laurus, (ii) the execution and delivery of the Additional Warrant to Laurus.

         9. Except as specifically set forth in this Amendment, there are no other amendments to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

         10. The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Company in connection with the Loan Documents are true, correct and complete and all of Company's and its Subsidiaries' covenant requirements have been met.

         11. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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         IN WITNESS  WHEREOF,  each of the  Company  and Laurus has caused  this
Amendment to the Loan Documents to be signed in its name effective as of this 25th day of October, 2004.



                                    FRONT PORCH DIGITAL, INC.



                                    By: /s/ MATTHEW RICHMAN
                                        ----------------------------------------
                                        Name: Matthew Richman
                                        Title: Senior Vice President - Corporate
                                               Development and Treasurer



                                    LAURUS MASTER FUND, LTD.



                                    By: /s/ DAVID GRIN
                                        ----------------------------------------
                                    Name: David Grin
                                    Title: Managing Partner